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                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004
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                             Southwest Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


              Oklahoma                  0-23064                 73-1136584
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(State or other jurisdiction       (Commission file            (IRS Employer
of incorporation)                       number)           Identification Number)


608 South Main Street, Stillwater, Oklahoma                         74074
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

         Southwest Bancorp, Inc. ("Southwest") entered into an amended and restated severance compensation plan as of August 26, 2004. The Plan reflects amendments to a similar plan originally adopted on June 24, 1993, by Stillwater National Bank and Trust Company ("SNB-Stillwater"), Southwest's principal subsidiary. The amendments to the earlier plan were made primarily in order to allow participation in the Plan by persons who are officers of Southwest or its subsidiaries other than SNB-Stillwater. The Plan provides cash benefits of up to one year's base compensation, as defined, to participants who, within the two years following a change in control, are terminated without cause or who resign with good reason. Participants, and the percentage of base compensation that they are eligible to receive in those circumstances, are selected by the board of directors of Southwest and, with certain exceptions, the subsidiary of Southwest that is the principal employer of the participant. As of August 26, 2004, participants in the Plan include ten executive officers of Southwest and SNB-Stillwater, who are eligible to receive 100% of annual base compensation, and five other officers of SNB-Stillwater who receive lesser percentages.

 Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits. Exhibit 10.1--Southwest Bancorp, Inc. and Affiliates Amended and Restated Severance Compensation Plan as of August 26, 2004. (Compensatory plan.)

I

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Southwest Bancorp, Inc.

                                   By  /s/ Rick Green
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                                       Rick Green
                                       President and Chief Executive Officer
Dated: August 30, 2004